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                                                                    Exhibit 23.3

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Benson Eyecare Corporation:


We consent to the incorporation by reference in the registration statement on Form S-4 of Benson Eyecare Corporation of our report dated December 11, 1992 except as to note 2, which is as of December 31, 1992, relating to the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1991, and all related schedules, which report appears in the December 31, 1992 annual report on Form 10-K of Benson Eyecare Corporation. We did not audit the financial statements of Pembridge Optical Partners, Inc., a wholly-owned subsidiary, which statements reflect total revenues constituting 16 percent in 1991 of the related consolidated total. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Pembridge Optical Partners, Inc., is based solely on the report of the other auditors. We also consent to the reference to us under the heading "Experts" in the prospectus.



                                               KPMG PEAT MARWICK LLP


Orange County, California
September 8, 1994